UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2014 (November 17, 2014)

MYOS CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-53298	90-0772394
(State of other jurisdiction of incorporation)	(Commission file No.)	(IRS employer identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey		07927
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2014, MYOS Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with institutional and accredited investors (“Purchasers”) providing for the issuance and sale by the Company (the “Offering”) of 193,865 units (the “Units”), each Unit comprised of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) three warrants to purchase shares of Common Stock as follows: (a) a Series C warrant to purchase 0.75 shares of Common Stock at an exercise price of $12.00 per share (the “Series C Warrant”), (b) a Series D warrant to purchase one share of Common Stock at an exercise price of $9.37 per share (the “Series D Warrant”), and (c) a Series E warrant to purchase 0.75 shares of Common Stock at an exercise price of $15.00 per share (the “Series E Warrant,” and together with Series C Warrant and the Series D Warrant, the “Warrants”) in a registered direct offering at a purchase price of $9.37 per Unit.  In connection with the Offering, the Company issued an aggregate of 193,865 shares of Common Stock, Series C Warrants to purchase an aggregate of 145,399 shares of Common Stock, Series D Warrants to purchase an aggregate of 193,865 shares of Common Stock and Series E Warrants to purchase an aggregate of 145,399 shares of Common Stock for aggregate gross proceeds of $1.81 million. The Company intends to use the net proceeds from the Offering to fund its working capital, product development, research and development and other general corporate purposes. The closing of the Offering is expected to occur on or about November 20, 2014, subject to the satisfaction of customary closing conditions.

Each Series C Warrant will be exercisable subsequent to the six month anniversary of the date of issuance and separately transferable from the shares of Common Stock and will expire on the 66-month anniversary of the date of issuance. Each Series D Warrant will be immediately exercisable and separately transferable from the shares of Common Stock, may be redeemed by the Company in the event that the closing price of the Common Stock is $12.00 or above for 20 consecutive trading days (subject to certain minimum trading volume requirements), and will expire on the six-month anniversary of the date of issuance. Each Series E Warrant will be exercisable only if the Series D Warrants are exercised, will be exercisable subsequent to the six-month anniversary of the date of issuance and separately transferable from the shares of Common Stock and will expire on the 90-month anniversary of the date of issuance.

The Company will be required to issue to the Purchasers, and the Offering includes, up to 193,865 additional shares of Common Stock (the “Make-Whole Shares”) in the event that the closing price of the Common Stock is below $14.06 (subject to adjustment) on the 12-month anniversary of the date of issuance, provided that the Purchasers continue to hold at least a portion of the shares of Common Stock issued in the Offering on such date.

The Agreement contains customary representations, warranties and indemnification by the Company. In addition, the Company agreed: (i) to provide the Purchasers with a right to participate in an aggregate of up to 50% of any future financings pursued by the Company within 12 months from the closing of the Offering and (ii) not to issue any shares of common stock or rights to acquire shares of common stock for a period of 90 days from the date of the Agreement, subject to certain customary exemptions, including but not limited to issuances pursuant to the Company’s equity plans, issuances upon exercise or vesting of outstanding securities and issuances pursuant to a public offering with gross proceeds to the Company in excess of $5.0 million.

Pursuant to an engagement letter agreement, dated as of November 17, 2014 (the “Engagement Letter”), the Company engaged Chardan Capital Markets, LLC (the “Placement Agent”) as the Company’s placement agent for the Offering. The Placement Agent is not purchasing or selling any Units, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of Units, other than to use its “best efforts” to arrange for the sale of Units by the Company. The Company agreed to pay the Placement Agent a placement fee equal to 7.0% of the aggregate gross proceeds of the Offering and from the cash exercise of the Class D Warrants in the event such warrants are exercised (provided, however, that the Placement Agent will receive a fee equal to 3.5% of the aggregate gross proceeds from investors who were previously introduced to the Company by Brean Capital, LLC (“Brean”)) and to reimburse certain expenses of the Placement Agent up to $30,000 (including $10,000 for the Placement Agent’s legal counsel). Pursuant to the Company’s prior engagement letter with Brean, Brean will receive a fee equal to 7.0% of the aggregate purchase price paid by Purchasers in the Offering that Brean previously introduced to the Company, which will be approximately $12,000. The Placement Agent shall also be entitled to three and one-half percent (3.5%) of the gross proceeds to the Company from investors introduced by the Placement Agent to the Company that invest both in the Offering and in any subsequent capital-raising transaction for a 12-month period following the closing of the Offering.

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The foregoing descriptions of the Agreement, the Series C Warrant, the Series D Warrant, the Series E Warrant and the Engagement Letter are qualified in their entirety by reference to the complete text of such agreements filed hereto as Exhibits 10.1, 4.1, 4.2, 4.3 and 1.1, respectively.

The Company estimates that the net proceeds from the Offering will be $1.62 million, after deducting Offering expenses and the fees payable to the Placement Agent.

The Units, including the underlying shares of Common Stock and Warrants and the shares of Common Stock underlying the Warrants, and the Make-Whole Shares (collectively, the “Registered Securities”) are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-199392), which was declared effective on October 28, 2014 by the Securities and Exchange Commission (the “SEC”). The Registered Securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the offering of the Registered Securities will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

The legal opinion, including the related consent, of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Registered Securities is filed hereto as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell the Registered Securities or a solicitation of an offer to buy such securities, nor shall there be any sale of the Registered Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains forward-looking statements, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. These forward-looking statements involve risks and uncertainties, including the Company’s ability to satisfy the closing conditions for the Offering, as well as the other risks detailed from time to time in the Company’s filings with the SEC.

Item 7.01. Regulation FD Disclosure.

On November 18, 2014, the Company issued a press release announcing the Offering. A copy of the Company’s press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Engagement Letter, dated November 17, 2014, by and between Chardan Capital Markets, LLC and the Company

4.1	Form of Series C Warrant

4.2	Form of Series D Warrant

4.3	Form of Series E Warrant

5.1	Opinion of Ellenoff Grossman & Schole LLP

10.1	Form of Securities Purchase Agreement, dated November 18, 2014, by and between MYOS Corporation and each of the Purchasers*

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 18, 2014.

*  Certain exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2014

MYOS CORPORATION

/s/ Peter Levy
Name: Peter Levy
Title: President